EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

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                         SUBSIDIARIES OF THE REGISTRANT

Subsidiary                               Ownership      State of Incorporation
----------                               ---------      ----------------------

A. J. Smith Federal Savings Bank            100%               Federal

A. J. S Insurance, LLC                      100%              Illinois